UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On November 19, 2015, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”), a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with an undisclosed buyer to sell its Gardendale oil and gas properties in the Midland Basin in Midland and Ector counties, Texas, for a purchase price of $177.5 million, subject to customary purchase price adjustments, including for title and environmental defects (the “Gardendale Sale”). Under the terms of the PSA, the buyer has placed a purchase deposit of $15 million in an escrow account. The Gardendale Sale will be effective as of September 1, 2015. The Company expects the Gardendale Sale to close on or about December 22, 2015, subject to customary conditions to closing. The proceeds of the sale will be used initially to reduce debt under the Company’s revolving credit facility and second lien term loan.

Item 7.01 Regulation FD Disclosure

On November 19, 2015, the Company issued a press release announcing the material agreement and the matters described below under Item 8.01. The press release is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

The Company also announced that it would not undertake a reverse stock split prior to year-end 2015.  In consultation with the NYSE, the Company has confirmed that NYSE policies permit the Company a period up until the 2016 annual meeting to bring the trading price of the Company’s common stock back up to the $1.00 continued listing standard.  In the event that the trading price of the Company’s common stock does not increase as a result of market improvement before the 2016 annual meeting, then the Company will again pursue approval of a reverse stock split by its stockholders and consummate the reverse stock split promptly following the 2016 annual meeting to maintain its listing.  During this period, the Company’s common stock will continue to be traded on the NYSE, subject to compliance with other continued listing requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated November 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 23, 2015.